UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2011

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
	Bowie, Maryland	20716
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____         Written communication pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

____         Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CRF 240.14a-12)

____         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____         Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e- 4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2011, the Registrant held its Annual Meeting of Stockholders at which its stockholders voted on the following matters:

(1)
To elect five directors to serve for a three year term ending at the Annual Meeting of Stockholders to be held in 2014, and until their successors are duly elected and qualified and to elect one director to serve a one year term ending at the Annual Meeting of Stockholders to be held in 2012, and until his successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Craig E. Clark	3,280,268	163,261	1,268,408
Gail D. Manuel	3,276,928	166,601	1,268,408
Gregory S. Proctor, Jr.	3,353,892	89,637	1,268,408
Suhas R. Shah	3,309,271	134,258	1,268,408
G. Thomas Daugherty	3,299,581	143,948	1,268,408
Andre´ J. Gingles	3,353,259	90,270	1,268,408

(2)	To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of Old Line Bancshares, Inc. for 2011.

Votes For	4,692,158
Votes Against	5,060
Abstentions	14,359

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: June 24, 2011	By:	/s/Christine M. Rush
Christine M. Rush,
Executive Vice President &
Chief Financial Officer